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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               AGROCAN CORPORATION

                            (A DELAWARE CORPORATION)

     First:    The name of the corporation is AgroCan Corporation.

     SECOND:   The address of the registered office of the corporation in the
State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of the registered agent of the corporation at such address is Corporation Service Company.

     Third:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares of stock which the corporation is authorized to issue is 25,000,000 shares of common stock with a par value of $.0001 per share and 10,000,000 shares of Preferred Stock with a par value of $.0001 per share. The shares of Preferred Stock authorized hereby may, when authorized for issuance by the Board of Directors of the Corporation, be issued in series having such designations, powers, preferences, rights and limitations, and on such terms and conditions as the Board of Directors may from time to time determine including the rights, if any, of the holders thereof with respect to voting, dividends, redemption, liquidation and conversion.

     Fifth:    The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

     Sixth:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws.


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     SEVENTH:  The corporation reserves the right to amend and repeal any provision contained in this certificate of incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

     EIGHTH:   The incorporator is Leslie Vanderveer-Keneipp, whose mailing address is Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017-2475.

     Ninth:    A Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to the effect that the personal liability of the directors is further eliminated or limited, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted then by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate of incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand and seal this _____ day of December 1997.

                                      Leslie Vanderveer-Keneipp, Incorporator


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               AGROCAN CORPORATION

     The undersigned certifies that:

     1. He is the Secretary of AgroCan Corporation, a Delaware corporation (the "Corporation").

     2. The FOURTH ARTICLE of the Certificate of Incorporation of the Corporation is amended to by adding the following:

     "Effective as of 5:00 p.m. Eastern time on May 15, 1998, each outstanding one (1) share of common stock shall be automatically subdivided, changed and converted into two (2) shares of common stock."

     3. The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and approved by the holders of a majority of the shares of the Corporation's common stock, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     The undersigned further declares under penalty of perjury under the laws of the State of Delaware, that the matters set forth in this Certificate are true and correct of his own knowledge.

Dated:  May ___, 1998

                                    ------------------------------------
                                    Danny W.L. Wu,
                                    Secretary


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